Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250-7544

(Name, address and telephone number of agent for service)

Weatherford International public limited company

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of incorporation or organization)

98-0606750

(I.R.S. Employer Identification Number)

Bahnhofstrasse 1, 6340 Baar, Switzerland

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weatherford International Ltd.	Weatherford International, LLC
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)

Bermuda	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0371344	33-0430755
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

2000 St. James Place, Houston, Texas 77056 (713) 836-4000	2000 St. James Place, Houston, Texas 77056 (713) 836-4000
(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

DEBT SECURITIES

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

Item 3. - 15.  Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not Applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 23rd day of January, 2017.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

Board of Governors of the Federal Reserve System OM B Num ber 7100-0036 Federal Deposit Insurance Corporation OM B Num ber 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires September 30, 2019 Page 1 of 85 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business September 30, 2016 20160930
(RCON 9999) This report is required by law: 12 U.S.C. § 324 {State member Unless the context indicatesotherwise,the term “bank” in this banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 report form refers to both banksand savings associations.
(National banks); and 12 U.S.C, §1464 (Savings associations). This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031. ’ NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor- responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief, accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial We, the undersigned directors(trustees),attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct, that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement forthe Reports Report) data by either: of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- (a) Using computer software to prepare its Call Report and then ated version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. City (RSSD 9130) FDIC Certificate Number | 623 |NY 10005 (RSSD 9050) State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH31 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, 06/2012

FFIEC 041 Page 15 of 85 RC-1 Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2016 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCOn| Amount ~
Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin m aa311,585,0001,a. b. Interest-bearing balances 007125,913,0001,b. 2. Securities: a, Held-to-maturity securities (from Schedule RC-B, column A) 1754 02.a. b Available-for-sale securities (from Schedule RC-B, column D) 1773 02.b. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold 893703.a. b. Securities purchased under agreements to resell m B98911,600,0003,b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale 5369Ic4.a. b Loans and leases, net of unearned income B52a13,560,0004.b. c. LESS: Allowance for loan andleaselosses 312331,000 | 4.c. d. Loans and leases, net of unearned income and allowance (item 4,b minus 4.c) 552913.529,0004.d. 5. Trading assets (from Schedule RC-D) 35456,0005. 6. Premises and fixed assets (including capitalized leases) 214514,0006. 7. Other real estate owned (from Schedule RC-M) 21504,0007. 8. Investments in unconsolidated subsidiaries and associated companies 213008. 9. Direct and indirect investments in real estate ventures 3656 09. 10. Intangible assets: a. Goodwill 3163 010.a. b Other intangible assets (from Schedule RC-M) °426 29,00010.b. 11. Other assets (from Schedule RC-F) 21601,989,00011. 12. Total assets (sum of items 1 through 11) 217054.669,00012. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) 2200 43,281,00013,a. (1) Noninterest-bearing «> 663136,536,00013.a.(1 (2) Interest-bearing 66386,745,00013.a.(2 b Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased is> 59931,093,00014,a. b. Securities sold under agreements to repurchase (s> B995014 b. 15. Trading liabilities (from Schedule RC-D) 6.00015, 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M) j 3190 | 165,00016. 17. and 18. Not applicable 19. Subordinated notes and debentures m 3200019, 20. Other liabilities (from Schedule RC-G) 29301.090.00020, 21. Total liabilities (sum of items 13 through 20) 294845.635.00021. 22. Not applicable 1. Includes cash items in process of collection and unposted debits 2. Includes time certificates of deposit not held for trading. 3. Includes all securities resale agreements, regardless of maturity. 4. Includes noninterest-bearing demand, time, and savings deposits. 5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 6. Includes all securities repurchase agreements, regardless of maturity. 7. Includes limited-life preferred stock and related surplus.

FFIEC 041 Page 16 of 85 RC-2 Schedule RC—Continued DollarAmountsinThousandsIRCONI^ Amount Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838023, 24. Common stock 32302,127,00024, 25. Surplus (exclude all surplus related to preferred stock) 3839610,00025, 26. a. Retained earnings 36326,298,00026.a. b. Accumulated other comprehensive income <D B530(1,000)26.b, c. Other equity capital components A13°026.c. 27. a. Total bank equity capital (sum of items 23 through 26.c) 32109.034.00027.a, b. Noncontrolling (minority) interests in consolidated subsidiaries 3QQQ 027,b, 28. Total equity capital (sum of items 27.a and 27.b) G1059,034,00028. 29. Total liabilities and equity capital (sum of items 21 and 28) 330054,669.00029. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as RCQN Number of any date during 2015 6724 naM.1. 1 = Independent audit of the bank conducted in accordance with4 =Directors’ examination of the bank conducted in accordance generally accepted auditing standards by a certified public with generally accepted auditing standards by a certifiedpublic accounting firm which submits a report on the bank accounting firm (may be required by state-chartering authority) 2 = Independent audit of the bank’s parent holding company conducted5 =Directors’ examination of the bank performed by other external in accordance with generally accepted auditing standards by a auditors (may be required by state-chartering authority) certified public accounting firm which submits a report on the 6 = Review of the bank’s financial statements by external auditors consolidated holding company (but not on the bank separately) 7 = Compilation of the bank’s financial statements by external 3 = Attestation on bank management’s assertion on the effectiveness auditors of the bank’s internal control over financial reporting by a certified 8 = Other audit procedures (excluding tax preparation work) public accounting firm 9= No external audit work To be reported with the March Report of Condition. RCQN Date 2. Bank’s fiscal year-end date (report the date in MMDD format) B67BNAM.2. 1. Includes, but is not limited to. net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2016 2 NTD: To be conformed with Ratio section in base prospectus. 12
*** To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.